THIRD AMENDMENT
                                       TO
                          GENERAL AGENT SALES AGREEMENT


         THIRD AMENDMENT TO GENERAL AGENT SALES AGREEMENT dated as of July 19, 2004 by and between THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES ("Equitable"), a New York stock life insurance company, having offices at 1290 Avenue of the Americas, New York, New York 10104, and AXA NETWORK, LLC, a Delaware limited liability company having offices at 4251 Crums Mill Road, Harrisburg, Pennsylvania 17112 and the AXA Network subsidiaries executing this Agreement below (collectively, the "General Agent").

Equitable and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of January 1, 2000 between them, as previously amended (the "Sales Agreement") to reduce the compensation that would otherwise be due and payable thereunder on sales of Equitable Universal Life Insurance and Athena Universal Life Insurance from and after the date hereof as more particularly set forth in the Amended and Restated Schedule 1 of Exhibit A attached hereto and made a part hereof.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.


  THE EQUITABLE LIFE ASSURANCE            AXA NETWORK, LLC
  SOCIETY OF THE UNITED STATES            AXA NETWORK OF ALABAMA, LLC
                                          AXA NETWORK OF CONNECTICUT,
  By:  /s/Stanley B. Tulin                   MAINE AND NEW YORK, LLC
       -----------------------            AXA NETWORK INSURANCE
       Stanley B. Tulin                      AGENCY OF MASSACHUSETTS, LLC
       Vice Chairman and                  AXA NETWORK OF PUERTO RICO, INC.
       Chief Financial Officer            AXA NETWORK INSURANCE AGENCY
                                             OF TEXAS, INC.

                                          By:  /s/Robert S. Jones
                                               ----------------------------
                                                Robert S. Jones
                                                President - Retail Division


180494

                                    EXHIBIT A

                         AMENDED AND RESTATED SCHEDULE 1

                          EFFECTIVE AS OF July 19, 2004


        GENERAL AGENT COMPENSATION FOR LIFE INSURANCE SALES AND SERVICING



This Amended and Restated Schedule 1 of Exhibit A is effective as of July 19, 2004 and is attached to and made part of the General Agent Sales Agreement dated January 1, 2000 by and between The Equitable Life Assurance Society of the United States and AXA Network, LLC.

Compensation to the General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Compensation paid hereunder will be allocated to commissions and expense allowances as the parties may from time to time agree consistent with the provisions of Section 4228 of the New York State Insurance Law. Total compensation to the General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by Equitable in respect of such policy as more particularly set forth in the following tables:


Commissions on Variable Life Insurance Products other than COLI `04

   Type of Premium                                              Percentage
   ---------------                                              ----------

   First Policy Year

         Qualifying First Year Premiums up to Target
         Excess Premiums

   Renewals

Commissions on COLI `04

   Type of Premium                                              Percentage
   ---------------                                              ----------

   First Policy Year

         Qualifying First Year Premiums up to Target
         Excess Premiums

   Renewals

180494                                                  Schedule 1 (Page 1 of 2)

Exhibit A
Amended and Restated Schedule 1 (cont.)
Effective as of July 19, 2004


Commissions on Non-Variable Life Insurance Products

   Type of Premium                                              Percentage
   ---------------                                              ----------

   First Policy Year

         Schedule Premiums
         Qualifying First Year Premiums up to Target
              Athena Universal Life
              Other non-variable life insurance products


         Excess Premiums

         Renewals - Policy Years 2-5
         Renewals - Years 6 et seq.
              Athena Universal Life products
              Equitable Universal Life products
              Other non-variable life insurance products

180494                                                  Schedule 1 (Page 2 of 2)